UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 3, 2024
COMMISSION FILE NUMBER: 000-16509
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0755371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
11815 Alterra Pkwy, Suite 1500, Austin, TX 78758
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number: (512) 837-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	CIA	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On May 3, 2024, Citizens, Inc. (the “Company”) entered into the First Amendment to Credit Agreement with Regions Bank (the “Lender”) in order to renew and extend the credit facility provided under the Credit Agreement entered into between the Company and Lender in May 2021 (the Credit Agreement, as amended by the First Amendment to Credit Agreement is referred to as the “Credit Facility”). The Credit Facility was renewed on substantially the same terms as the original Credit Agreement and continues to provide a $20,000,000 senior secured revolving credit facility. The Company has not borrowed under the Credit Facility to date.

The proceeds of any loan provided to the Company under the Credit Facility may be used for working capital and general corporate purposes. Revolving loans may be requested by the Company in aggregate minimum principal amounts of $500,000 per loan and may be, at the Company’s election, either “Base Rate” loans or “Adjusted Term SOFR” loans. The Company may prepay advances under the Credit Facility in whole or in part (with minimum prepayments of at least $500,000) at any time without penalty or premium. Amounts prepaid may be reborrowed. The Company will be required to make specified prepayments in the event outstanding borrowings under the Credit Facility exceed the revolving commitment or the borrowing base.

The Company is required to pay the Lender a quarterly commitment fee based on the unused portion of the credit facility. The Company may request a decrease to the revolving commitment in minimum aggregate amounts of $5,000,000.

Obligations under the Credit Facility continue to be secured by substantially all of the assets of the Company other than the equity interests it owns in its subsidiaries and other limited exceptions. The Credit Facility contains customary events of default and financial, affirmative and negative covenants, including but not limited to restrictions on indebtedness, liens, investments, asset dispositions and restricted payments.

The Credit Facility matures on May 5, 2027 and may be terminated prior to that upon 3 business days notice by the Company.

The above summary of the Credit Facility does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the complete text of the First Amendment to Credit Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2024.

Item 2.02     Results of Operations and Financial Conditions

On May 7, 2024, the Company issued a press release regarding its financial results for the quarter ended March 31, 2024. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information under Item 1.01 is incorporated herein by reference to the extent responsive to Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Citizens, Inc. press release dated May 7, 2024

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ Jeffery P. Conklin
Vice President, Chief Financial Officer, Chief Investment Office and Treasurer
Date: May 7, 2024